UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 6, 2005

VendingData Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-32161	91-1696010
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6830 Spencer Street, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 733-7195

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER INFORMATION

Item 8.01     Other Information.

On January 6, 2005, VendingData Corporation filed a Notice of Appeal in the action brought by Shuffle Master, Inc. against VendingData in the United States District Court, District of Nevada (Case No. CV-S-04-1373-JCM-LRL). The Notice of Appeal to the United States Court of Appeals for the Federal Circuit relates to the order issued by the United States District Court granting Shuffle Master’s motion for preliminary injunction and the order issued by the United States District Court denying VendingData’s emergency motion to modify the scope of the preliminary injunction order. Notwithstanding the Notice of Appeal, discovery and a Markman hearing will proceed in the United States District Court while the appeal is pending. VendingData Corporation has retained Winston and Strawn in Washington, D.C. and Chicago, Illinois to prosecute its Federal Circuit appeal.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VendingData Corporation
(Registrant)

Date: January 11, 2005
	By:	/s/ Steven J. Blad
Steven J. Blad
	Its:	President and Chief Executive Officer